Exhibit 10.1

LEASE AGREEMENT

This LEASE is made and entered into as of this 1st day of January 2004, by and between BOMBAY HOLDINGS, INC., a Florida corporation (hereinafter referred to as “LANDLORD”) and BANKRATE, INC., a Florida corporation (hereinafter referred to as “TENANT”).

WITNESSETH:

LANDLORD does lease unto TENANT, and TENANT does hereby hire and take as lessee under LANDLORD four spaces consisting of a total of 14,261 square feet, designated as follows:

Suite 101	3,440 square feet
Suite 104	3,357 square feet
Suite 200	3,987 square feet
Suite 205	3,477 square feet

(Hereinafter referred to as the “Demised Premises”), as shown outlined on Exhibit “A” attached hereto, of that certain building and other improvements (“Building”) located in Palm Beach County, Florida at 11811 U.S. Highway One, North Palm Beach, Florida.

1. TERM:

The term of this Lease shall be for three (3) years commencing on January 1, 2004, and will terminate on December 31, 2006.

2. RENT:

A. TENANT agrees to pay to LANDLORD, without demand, setoff or deduction, base annual rent (“Rent”) in the amount of fourteen and 50/100 dollars ($14.50) per square foot of space in the Demised Premises, payable in equal monthly installments. Base Rent shall increase annually based upon the change in CPI Index (as hereinafter defined), from the date hereof commencing with the second lease year. TENANT will pay its proportionate share of real estate taxes and common area maintenance (CAM) charges. TENANT agrees to pay applicable Florida State sales tax.

B. Each monthly installment of Rent shall be payable in advance on the first (1st) day of each calendar month of the term to LANDLORD (except for the first month’s rent which is due and payable upon execution of this lease) at such place as LANDLORD may from time to time designate in writing. TENANT shall have a grace period of five (5) days. In the event that any payment is not paid by TENANT within five (5) days of the due date, then, at LANDLORD’S option, a late charge of eighteen (18%) per cent per annum of such payment or the highest rate permitted by law for such period shall become immediately due and payable to LANDLORD.

3. USE:

TENANT, its successors and assigns, shall use the Demised Premises for administration offices and for no other purpose without the written consent of LANDLORD, which consent may not be unreasonably withheld as long as the use sought is in compliance with the existing zoning. TENANT shall comply with all laws, ordinances, rules and regulations of applicable governmental authorities respecting the use, operation and activities of the Demised Premises, and TENANT shall not make, suffer or permit any unlawful, improper or offensive use of the Demised Premises or Building, or any part thereof or permit any nuisance thereon. TENANT shall not make any use of the Demised Premises which would make void or voidable any policy of fire or extended coverage insurance covering the Demised Premises. TENANT shall use the Demised Premises only for the purposes stated in this Lease and shall not leave said Demised Premises abandoned or suffer or permit any waste or mistreatment thereof.

4. OPERATING EXPENSE:

TENANT shall pay to LANDLORD as “Additional Rent” an amount representing TENANT’S proportionate share of LANDLORD’S “Expenses” (as hereinafter defined) associated with operating the Building in accordance with the terms and conditions of this Lease.

A. For purposes of this Lease, the following definitions shall apply:

1. The term “Percentage” shall mean 76.61%. The Percentage has been computed on the basis of a fraction, the numerator of which is the agreed upon square foot area of the Demised Premises and the denominator of which is the agreed upon total square foot area of the Building which is eighteen thousand six hundred and fifteen (18,615) square feet.

2. The term “Expenses” shall mean the sum of “Taxes,” “Insurance” and “Operating Expenses” (as hereinafter defined):

(a) The term “Taxes” shall mean the total of all real estate taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building.

(b) The term “Insurance” shall mean the total of all costs and expenses incurred, borne, or accrued by LANDLORD with respect to the Building for insurance for fire, extended coverage, sprinkler apparatus, public liability, property damage including windstorm and hailstorm, rental, plate glass, and any other insurance required by mortgagee with respect to the Building.

(c) The term “Operating Expenses” shall mean the total of the costs and expenses incurred, borne or accrued by LANDLORD with respect to the ownership, operation, maintenance and use of the Building other than Taxes and Insurance, which, in, accordance with sound accounting and management principles generally accepted with respect to the operation of first class office space, would be construed as an operating expense. Such expenses shall not include anything connected with the structure or roof of the Building or for which LANDLORD has a right of reimbursement from others or those occasioned by the act, omission or violation of law by LANDLORD, its agents or employees.

(d) The foregoing definitions notwithstanding, “Operating Expenses” shall not include any maintenance or repairs to HVAC equipment which services the Demised Premises. Such expenses and costs shall be the sole responsibility of the TENANT. TENANT agrees to enter into a continuing HVAC maintenance service contract with Couse Air Conditioning, Hobe Sound, Florida, for regularly scheduled maintenance service. The terms and conditions of the contract shall be subject to the approval of the LANDLORD.

(e) In consideration for exclusive use by the TENANT of the anteroom, hallway and men’s and ladies rest rooms located adjacent to Suite 104, first floor north side, in lieu of rent, TENANT agrees to pay for the expense of maintenance and cleaning of these areas.

B. Commencing on the Lease Commencement Date TENANT shall pay to LANDLORD, as additional rent, an amount equal to the product of the Percentage times the Expenses applicable to the portion of the Term of the Lease specified in a statement from LANDLORD with respect thereto.

C. (1) LANDLORD shall render to TENANT a statement containing a computation of additional rent due under this Lease (“Landlord’s Statement”) at any time and from time to time as such becomes due. Within ten (10) days after the rendition of the Landlord’s Statement which shows additional rent to be due and payable, TENANT shall pay to LANDLORD the amount of such additional rent. On the first day of each month following rendition of each Landlord’s Projected Annual Statement, TENANT shall pay to LANDLORD, on account of the potential additional rent, a sum equal to one-twelfth (1/12) of the annualized additional rent, which sum shall be subject to adjustment at any time to reflect any increase or decrease in Expenses.

(2) The obligations of LANDLORD and TENANT under the provisions of this Lease shall survive the expiration or any early termination of the Term.

5. CONSUMER PRICE INDEX:

“Consumer Price Index” means the Consumer Price Index - All Urban Consumers - Miami/Fort Lauderdale, Florida (all items) of the U.S. Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index which would produce results, equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, LANDLORD will substitute therefore a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other major financial institution or by a major university. The CPI applies to Base Rent only. Operating Expense is on an actual basis.

6. QUIET ENJOYMENT:

LANDLORD covenants that so long as TENANT pays the rent reserved in this Lease and performs its agreements hereunder, TENANT shall have the right to quietly enjoy and use the Demised Premises for the term hereof, subject only to the provisions of this Lease.

7. ASSIGNMENT AND SUBLETTING:

TENANT, for itself, its successors and assigns expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet the Demised Premises or any part thereof, or license or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of the LANDLORD, which shall not be unreasonably withheld.

8. DEFAULT:

A. The occurrence of any one or more of the following events shall constitute a default hereunder by TENANT (an “Event of Default”):

1. If Base Rent or Additional Rent is not paid within five (5) days after it is due and payable;

2. If TENANT shall have failed to cure a default in the performance of any of the other terms, covenants or provisions of this Lease (except payment of rent) or any rule or regulation hereinafter set forth within fifteen (15) days after written notice thereof, or if such default is of a nature that it cannot be completely remedied within said fifteen (15) day period, and TENANT shall not commence within said fifteen (15) days and shall not thereafter diligently procure to completion all steps necessary to remedy such default;

3. If a petition in bankruptcy shall be filed by or against TENANT or if TENANT shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act;

4. If a receiver or trustee is appointed for any portion of TENANT’S property and such appointment is not vacated within sixty (60) days;

5. If an execution or attachment shall be issued under which the Demised Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than TENANT;

6. If the Demised Premises become and remain vacant, deserted or abandoned for a period of thirty (30) consecutive days;

7. If the Demised Premises are used for some purpose other than the use specifically authorized herein.

B. If TENANT shall default in performing any covenant or condition of this Lease, LANDLORD may perform the same for the account of TENANT, and TENANT shall reimburse LANDLORD for any expense incurred therefor as additional rent.

9. REMEDIES:

Upon the occurrence of an Event of Default:

1. LANDLORD may re-enter the Demised Premises by summary proceedings or otherwise and re-let the Demised Premises, or any part thereof, as TENANT’S agent, in the name of LANDLORD or otherwise for a term shorter or longer than the balance of the term of this Lease, and may grant concessions of free rent, make improvements to the Demised Premises, and may grant any other concessions in connection therewith as are necessary to re-let the Demised Premises. In computing the net amount of rents collected through such re-letting, LANDLORD may deduct all reasonable expenses incurred in obtaining repossession or re-letting the Demised Premises, including rent concessions, attorney’s fees, brokerage fees, the cost of restoring or improving the Demised Premises, and the cost of all alterations and decorations deemed necessary by LANDLORD to effect re-letting. In no event shall TENANT be entitled to a credit or repayment for re-rental income which exceeds the sums payable by TENANT hereunder.

2. LANDLORD may give TENANT fifteen (15) days notice of termination of this Lease. Upon the expiration of the fifteen (15) day notice period, this Lease and any rights of renewal or extension thereof shall come to an end and shall terminate as if that were the date originally fixed for the expiration of the term of this LEASE, but TENANT shall remain liable as hereinafter provided.

3. LANDLORD may accelerate and claim and demand, as liquidated and agreed upon damages, immediate payment of a sum equal to the amount by which the Base Rent and all forms of additional rent (as reasonably estimated by LANDLORD), due for the remainder of the term of this Lease and any extensions thereof which may have been exercised by TENANT, exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of twelve (12%) percent per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises or any part thereof shall have been re-let by LANDLORD for the period which otherwise would have constituted the unexpired portion of the term or any part thereof, the amount of rent reserved upon such re-letting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting.

4. LANDLORD may pursue any other remedy available to it at law or in equity.

10. LIENS:

A. TENANT herein shall not have any authority to create any liens for labor or material on LANDLORD’S interest in the land, building or Demised Premises. All materialmen, contractors, mechanics, and laborers, and all persons contracting with TENANT, are hereby charged with notice that they must look only to TENANT and TENANT’S interests in the Demised Premises to secure any payment. At LANDLORD’S request, TENANT agrees to obtain and deliver to LANDLORD written and unconditional waivers and releases of any such liens.

B. TENANT agrees that TENANT will pay all charges of contractors, subcontractors, mechanics, laborers, materialmen and other items of like character incurred by TENANT with respect to the Demised Premises, and will indemnify, defend and hold LANDLORD harmless from and against any and all expenses, costs and charges, including bond premiums for release of liens and reasonable attorney’s fees incurred in connection with the defense of any suit in discharging the said Demised Premises or any part thereof from any liens, judgments or encumbrances caused or suffered by TENANT. In the event any such lien shall be made or filed, TENANT shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges referred to above shall be considered as additional rent and shall be included in any lien for rent.

11. CHANGE IN OWNERSHIP OF TENANT:

A. Corporation or Partnership; LANDLORD’s Right to Terminate.

If TENANT is a corporation or partnership and if the ownership thereof shall materially change at any time during the term of this lease from the present composition of same as it may exist at any time, or if a substantial portion of the assets of TENANT shall be sold, assigned or transferred with or without a specific assignment of this lease; or, if TENANT shall merge or consolidate with any other firm or corporation, LANDLORD may, at its option, by giving thirty (30) days prior written notice to TENANT, declare such change a breach of this Lease subject to the remedies provided for breach in Paragraph 9 hereof.

1. Corporation ownership shall be deemed to have materially changed if the number of its voting shares of any class or series, constituting one third (33.3%) of the number thereof outstanding from time to time shall be transferred by either the owners thereof or by the corporation, and such transfer of shares shall not first be approved in advance in writing by LANDLORD, such approval not to be unreasonably withheld. Notwithstanding the foregoing, said approval shall not be required if all of the following conditions are met:

A. TENANT shall become or remain liable as a guarantor of the assignee’s obligation under the Lease, as assigned, and

B. The proposed assignees shall be of such character and financial standing and responsibility at the time of the assignment so as to give reasonable assurance to LANDLORD of the payment of all rents and other assignments issued hereunder and compliance with all of the terms and conditions of the Lease.

2. Partnership ownership shall be deemed to have materially changed if partners holding one third or more of the partnership interests have changed at any time during the term of this Lease, or one or more general partners of a limited partnership have changed at any time during the term hereof and such change has not been approved in advance in writing by LANDLORD.

B. Proprietorship; LANDLORD’s Right to Terminate.

If TENANT is a sole proprietorship, LANDLORD shall have the option, without prejudice to the remedies available to it hereunder or otherwise, to terminate this Lease in the event of TENANT’s incapacity, death or cessation of day-to-day management upon sixty (60) days prior written notice to TENANT or his legal representative.

C. Notice to LANDLORD.

TENANT shall immediately give written notice to LANDLORD of any change in ownership contemplated by this Paragraph 11.

12. INSURANCE:

A. TENANT agrees to maintain, at TENANT’S sole cost and expense, comprehensive general liability insurance in standard form in favor of LANDLORD and TENANT against claims for bodily injury or death or property damage occurring in or upon the Demised Premises, effective as of the date TENANT enters into possession of the Demised Premises and throughout the term of this lease. Such occurrences shall be in the amount of not less than one million dollars ($1,000,000) for injury to one person in one accident, occurrence or casualty, and not less than two million dollars ($2,000,000) for injuries to more than one person in one accident, occurrence or casualty. TENANT shall also carry property damage insurance in an amount of not less than fifty thousand dollars ($50,000) for damage to property in any one occurrence. Any insurance policies required hereunder shall name LANDLORD as an additional insured and shall provide that they may not be modified or terminated without thirty (30) days advance notice to LANDLORD. At or prior to possession, TENANT shall furnish to LANDLORD evidence of such insurance coverage by way of either a copy of the actual insurance policy and any amendments and endorsements thereto or a certificate of insurance clearly evidencing each of the coverages and provisions set forth in this section. Upon TENANT’S default in obtaining or delivering the policy or certificate for any such insurance or TENANT’S failure to pay the charges therefor, LANDLORD may, but shall not be obligated, to procure or pay the charges for any such policies and charge the TENANT therefor as additional rent.

B. TENANT shall not do anything, or permit anything to be done, in or about the Demised Premises which shall:

1. Invalidate or be in conflict with the provisions of any fire or other insurance policies covering the building or any property located therein.

2. Result in a refusal by fire insurance companies of good standing to insure the building or any such property in amounts reasonably satisfactory to LANDLORD.

3. Subject LANDLORD to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Demised Premises.

4. Cause any increase in the fire insurance Rates applicable to the building or property located therein at the beginning of the Lease term or at any time hereafter.

TENANT, at TENANT’S expense, shall comply with all rules, regulations or requirements of the applicable Board of Fire Underwriters, and the fire insurance rating organizations and any similar bodies. TENANT shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon LANDLORD by reason of TENANT’S failure to comply with the provisions of section B of clause 12 of this Lease and if, by reason of such failure, the fire insurance shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then TENANT shall reimburse LANDLORD, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by LANDLORD which shall have been charged because of such failure by TENANT.

13. SUBROGATION:

LANDLORD and TENANT and their successors or assigns hereby waive any and all rights of action for negligence against the other party hereto which may hereafter arise for damage to the Demised Premises or to property therein resulting from any fire or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties hereto, or either of them. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also provided that such a policy can be obtained without additional premiums.

14. COMPLIANCE:

A. TENANT shall, at its expense, comply with all Rules and Regulations which may be adopted from time to time and with all laws, orders and regulations of any governmental authority having or asserting jurisdiction in connection with the Demised Premises or the use or occupancy thereof.

B. TENANT shall at no time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the Building or Demised Premises. TENANT shall comply with all applicable building, zoning and land use codes and ordinances throughout the term of this Lease.

15. LANDLORD’S REPAIRS AND ALTERATIONS:

LANDLORD shall be responsible for all structural repairs to the Demised Premises and all repairs and maintenance for all public areas and facilities, except such repairs (whether structural or otherwise) and maintenance as may be necessitated by the negligence, improper care or use of the Demised Premises and public areas by TENANT, its agents, employees, licensees or invitees, which shall be made by TENANT, at TENANT’S expense, and except to the extent such repairs may be recovered by any insurance which TENANT is required to maintain hereunder.

16. TENANT’S REPAIRS AND ALTERATIONS:

A. TENANT shall take good care of the Demised Premises and, subject to the provisions of clause 15 hereof, shall make as and when needed all repairs in and about the Demised Premises necessary to preserve them in good order and condition, which repairs shall be in quality and class equal to the original work. Except in the event of condemnation, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of LANDLORD by reason of inconvenience, annoyance or injury to business arising from LANDLORD, TENANT or others making any repairs, alterations, additions or improvements in or to any portion of the building or the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, and no liability upon LANDLORD for failure of LANDLORD or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof. Any repairs which Tenant may be required to carry out pursuant to the terms hereof may, at LANDLORD’S option, be made by LANDLORD at the expense of TENANT, and the expenses thereof incurred by LANDLORD shall be collectible as additional rent after the rendition of a bill or statement therefor.

B. TENANT shall make no alterations or improvements to the Demised Premises without LANDLORD’S prior written consent, which shall not be unreasonably withheld. All installations or work done by or on behalf of TENANT shall be done in a good and workmanlike manner and shall at all times comply with all laws, rules, orders and regulations of all governmental authorities having or asserting jurisdiction in all connection therewith; and with the rules and regulations of LANDLORD. TENANT shall obtain, at its expense all necessary governmental approvals and permits.

17. FIXTURES AND INSTALLATIONS:

All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by LANDLORD or TENANT or others, and whether at LANDLORD’S expense, or TENANT’S expense, or the joint expense of LANDLORD and TENANT, shall become and remain the property of LANDLORD, and shall remain upon and be surrendered with the Demised Premises, unless LANDLORD, by notice to TENANT no later than thirty (30) days prior to the date fixed as the termination of this lease, elects to have them removed by TENANT, in which event the same shall be removed by TENANT at TENANT’S expense. Nothing in this clause shall be construed to prevent TENANT’S removal of trade fixtures but, upon removal of any such trade fixtures from the Demised Premises or upon the removal of other installations as may be required by LANDLORD, TENANT shall immediately, at its expense, repair and restore the Demised Premises to the condition existing prior to installation and shall repair any damage to the Demised Premises or the Building due to such removal. All property permitted or required to be removed by TENANT at the end of the term, which remains in the Demised Premises after TENANT’S removal, shall be deemed abandoned and may, at the election of LANDLORD, either be retained as LANDLORD’S property or may be removed from the Demised Premises at TENANT’S expense.

18. CONDITION OF PREMISES:

TENANT’s taking possession of the Demised Premises shall be conclusive evidence as against TENANT that the Demised Premises were in good order and satisfactory condition when the TENANT took possession. At the termination of this Lease, the TENANT shall return the Demised Premises broom-clean and in as good condition as when the TENANT took possession, ordinary wear and tear or loss by fire or other casualty excepted, failing which the LANDLORD may restore the Demised Premises to such condition and the TENANT shall pay the cost thereof on demand. The air conditioning, heating, electrical and plumbing systems should be in good working order prior to TENANT taking possession.

19. SECURITY DEPOSIT:

TENANT has deposited with LANDLORD the sum of $ -0- as security for the full and faithful performance of every provision of this Lease to be performed by TENANT. If TENANT defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, LANDLORD may use, apply or retain all or any part of this security deposit for the payment of any Rent or other sum in default or for the payment of any other amount which LANDLORD may spend or become obligated to spend by reason of TENANT’s default, or to compensate LANDLORD for any other loss, cost or damage which LANDLORD may suffer by reason of TENANT’s default.

If any portion of said deposit is so used or applied, TENANT shall, within five (5) days after written demand therefor, deposit cash with LANDLORD in an amount sufficient to restore the security deposit to its original amount and TENANT’s failure to do so shall constitute a breach of this Lease. LANDLORD shall not, unless required by law, be required to pay interest on the security deposit to the TENANT.

If TENANT shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof shall be returned to TENANT (or at LANDLORD’s option, to the last transferee of TENANT’s interest hereunder) within fifteen (15) days after the expiration of the Lease term, provided TENANT has vacated the premises. In the event the building is sold, the security deposit will be transferred to the new owner.

20. SIGNAGE:

TENANT is allowed to display the name of its business on the front door of its Demised Premises; the front door is defined as being on the east side of the building. The location and type of signs shall be mutually agreed upon by TENANT and LANDLORD. The TENANT shall not display, inscribe, print, paint, maintain or affix on any place about the building any sign, notice, legend, direction, figure or advertisement, except on the front door of the Demised Premises and on the directory board, and then only such name(s) and matter, and in such color, size, style, place and materials as shall first have been approved by LANDLORD. The listing of any name other than that of TENANT, whether on the front door of the Demised Premises or on the directory board, shall not vest any interest in the Lease or in the Demised Premises, it being expressly understood that any such listing is a privilege extended by LANDLORD revocable at will by written notice to TENANT.

TENANT is allowed to display the name of its business and its web site address on the owner’s monument sign located to the immediate east of the east parking lot in such color, size, style, place and materials as shall first have been approved by LANDLORD. The electrical cost and maintenance of the owners’ sign shall be at TENANT’S sole cost and expense.

21. HOLDING OVER:

If the TENANT retains possession of the premises or any part thereof after the termination date of this Lease, the TENANT shall pay to the LANDLORD rent at double the monthly rate payable by the TENANT with respect to the last full calendar month prior to the termination date of this Lease for the time the TENANT remains in possession and, in addition thereto, shall pay the LANDLORD for all damages, consequential as well as direct, sustained by reason of the TENANT’s retention of possession.

22. CERTIFICATES:

A. TENANT will, within 10 (ten) days of written request from LANDLORD, certify in writing to LANDLORD’S designee (i) whether or not the lease has been modified or amended; (ii) the date to which rent has been paid; and (iii) whether TENANT has any knowledge of LANDLORD’S default hereunder.

B. LANDLORD will, within 10 (ten) days of written request from TENANT, certify in writing to TENANT’S designee (i) whether or not the Lease has been modified or amended; (ii) the date to which rent has been paid; and (iii) whether LANDLORD has any knowledge of TENANT’S default hereunder.

23. CONDEMNATION:

LANDLORD reserves unto itself, and TENANT assigns to LANDLORD, all right to damages accruing on account of any taking or condemnation of any part of the building, or by reason of any act of any public or quasi-public authority for which damages are payable. TENANT agrees to execute such instruments or assignments as may be required by LANDLORD, to join with LANDLORD in any petition for the recovery of damages if requested by LANDLORD, and LANDLORD agrees to turn over to TENANT its proportionate share of any such damages that may be recovered in any such proceeding. LANDLORD does not reserve for itself, and TENANT does not assign to LANDLORD, any damages payable for trade fixtures installed by TENANT at its cost and expense and which are not part of the realty, or any moving expense, relocation expense, or loss of business claim.

24. SUBORDINATION OF LEASE:

This Lease is and shall be subject and subordinate to any and all mortgages or deeds of trust now existing upon or that may be hereafter placed upon the Demised Premises or the property and to all advances made or to be made thereon, and all renewals, modifications, consolidations, replacements or extensions thereof and the lien of such mortgages, deed of trust and land leases shall be superior to all rights hereby and hereunder vested in TENANT, to the full extent of all sums secured hereby. This provision shall be self-operative and no further instrument of subordination shall be necessary to effectuate such subordination and the recording of any such mortgage or deed of trust shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording. In confirmation of such subordination, TENANT shall on request of LANDLORD or the holder of any such mortgage or deed of trust execute and deliver to LANDLORD within ten (10) days any instrument that LANDLORD or such holder may reasonably request.

Should any prospective mortgagee or ground lessor require a modification of this Lease, which modification will not cause an increased cost or expense to TENANT or in any other way materially change the rights and obligations of TENANT hereunder in the reasonable judgment of TENANT, then and in such event, TENANT agrees that this Lease may be so modified and agrees to promptly execute whatever documents are required therefor. Should any prospective mortgagee or ground lessor require execution of a short form of lease for recording (containing the names of the parties, a description of the Demised Premises, and the term of this Lease) or a certification from the TENANT concerning the Lease in such form as may be required by a prospective mortgagee or ground lessor, TENANT agrees to promptly execute such short form of lease or certificate and deliver same to LANDLORD within ten (10) days following the request therefore.

25. NOTICES:

All notices required or contemplated by this Lease shall be in writing and shall be delivered in person or by special courier or by United States Certified Mail, Return Receipt Requested, addressed to the party to whom such notice is directed at the address as shown in this lease or such other address as either LANDLORD or TENANT may designate as its new address for notice purposes. Any such notice shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this clause.

26. APPLICABLE LAW:

This lease is entered into in the State of Florida and shall be governed by the applicable law of such State.

27. ENTIRE AGREEMENT:

This Lease contains the entire agreement between the parties. No oral or written statement or representation shall be binding upon either party unless expressly set forth in this Lease. This Lease may not be modified unless such agreement is set forth in writing by LANDLORD and TENANT.

IN WITNESS WHEREOF, LANDLORD and TENANT have duly executed this agreement as of the day and year first above written.

WITNESS:	LANDLORD:
BOMBAY HOLDINGS, INC.

/s/ JEAN UTLEY
Jean Utley, Secretary

WITNESS:	TENANT:
BANKRATE, INC.

/s/ ROBERT J. DEFRANCO
Robert J. DeFranco
Senior Vice President Chief Financial Officer